CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-1A of the Giordano Investment Trust ("Trust") and to the use of our report dated October 6, 2005 on the statement of assets and liabilities of the Giordano Fund as of October 6, 2005. Such statement of assets and liabilities appear in the Trust's Statement of Additional Information.


                                            /s/ BRIGGS, BUNTING & DOUGHERTY, LLP

                                            BRIGGS, BUNTING & DOUGHERTY, LLP


Philadelphia, Pennsylvania
November 3, 2005